UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2019

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, 10th Floor

Houston, Texas 77002

(Address of Principal Executive Offices, including Zip Code)

(713) 381-6500

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Units	EPD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, William Ordemann, an Executive Vice President of the general partner of Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), and an employee of Enterprise Products Company, a Texas corporation and a privately owned affiliate of the Partnership (“EPCO”), indicated (on June 7, 2019) his intent to retire effective as of August 16, 2019.

On August 16, 2019 (the “Retirement Date”), Mr. Ordemann’s retirement became effective.

In connection with Mr. Ordemann’s retirement, Mr. Ordemann and EPCO entered into a Retirement, Consulting Services and Release Agreement effective as of the Retirement Date (the “Agreement”), in which EPCO agreed, among other things, (a) that Mr. Ordemann’s retirement shall constitute a “Qualifying Termination” under the terms of Mr. Ordemann’s previously unvested phantom unit awards outstanding pursuant to EPCO’s long-term incentive plans, such that those awards became fully vested upon his retirement, and (b) subject to applicable conditions, to pay to Mr. Ordemann (i) a cash consulting retainer fee of $300,000 per year, plus an additional fee of $500 per hour for each hour of consulting services provided, in each case through the end of the Term (as defined below), (ii) an additional lump sum cash payment of $150,000 on or before the fifth business day after the last day of the Term, and (iii) medical benefits for up to 18 months after the Retirement Date.

As consideration, Mr. Ordemann agreed, among other things, (a) to render consulting services to EPCO and its affiliates (including the Partnership) during the period commencing on the Retirement Date and continuing for 24 months thereafter (the “Term”), in accordance with the terms and conditions set forth in the Agreement, (b) not to disclose confidential information or trade secrets of EPCO or its affiliates, (c) not to solicit any employees or customers of EPCO or its affiliates or engage in competition with EPCO or its affiliates, in each case through the end of the Term, and (d) to waive his right to bring certain claims against EPCO or its affiliates. Mr. Ordemann may revoke the Agreement until August 25, 2019.

The description of the Agreement in this Item 5.02 is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Retirement, Consulting Services and Release Agreement dated effective as of August 16, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products Holdings LLC,
its General Partner

Date: August 22, 2019	By:	/s/ R. Daniel Boss
	Name:	R. Daniel Boss
	Title:	Senior Vice President - Accounting and Risk Control of the General Partner

	By:	/s/ Michael W. Hanson
	Name:	Michael W. Hanson
	Title:	Vice President and Principal Accounting Officer of the General Partner

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